                                                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Michaels Stores, Inc. Employees 401(k) Plan of our reports (a) dated March 6, 1995 with respect to the consolidated financial statements and schedules of Michaels Stores, Inc. included in its Annual Report (Form 10-K) and (b) dated July 22, 1994 with respect to the financial statements of the Michaels Stores, Inc. Employees 401(k) Plan included in the Plan's Annual Report (Form 11-K), both for the year ended January 31, 1994, filed with the Securities and Exchange Commission.



                                           ERNST & YOUNG LLP


Dallas, Texas
July 14, 1995